EXHIBIT 99.1

                                    AGREEMENT
                                       OF
                             HALPERN DENNY III, L.P.
                                       AND
                        HALPERN DENNY & COMPANY V, L.L.C
                            PURSUANT TO RULE 13D-1(F)
                            -------------------------


          The undersigned hereby agree that the Statement on Schedule 13D-A to which this Agreement is annexed as Exhibit 99.1 is filed on behalf of each of them in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.


                                            HALPERN DENNY III L.P.
                                            By: Halpern Denny & Company
                                            V, L.L.C., General Partner


                                            By    /s/ William J. Nimmo
                                              ----------------------------
                                                     Managing Member


                                            HALPERN DENNY & COMPANY V,
                                                        L.L.C.


                                            By    /s/ William J. Nimmo
                                              ----------------------------
                                                     Managing Member